For Immediate Release

Contacts: Inspire Pharmaceuticals, Inc. Jenny Kobin Senior Director, Investor Relations (919) 287-1219

INSPIRE ANNOUNCES RECEIPT OF FDA APPROVABLE
LETTER FOR DIQUAFOSOL

DURHAM, NC -- December 2, 2005 -- Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH) announced today that the U.S. Food and Drug Administration (FDA) has issued a second approvable letter for diquafosol tetrasodium ophthalmic solution.

The FDA approvable letter included the following statement: "The submitted clinical studies fail to demonstrate adequate replication of results for the efficacy endpoints and therefore are insufficient to establish efficacy. Based on our review of the submitted data, consistent findings of corneal clearing need to be demonstrated to support the efficacy of the drug product."

Christy L. Shaffer, Ph.D., President and CEO of Inspire, stated, "In the approvable letter, the FDA strongly encouraged us to meet with them to discuss how best to move forward with the application. We intend to request this meeting in the near future. In addition, our Joint Development Committee with Allergan will be meeting next week to discuss strategies for the program. We plan to provide an additional update on this program following the FDA meeting and discussions with Allergan."

Dr. Scott Whitcup, Executive Vice President, Research & Development of Allergan, Inc., commented, "We are committed to supporting Inspire's effort to secure approval for diquafosol. Though the development of pharmaceuticals to treat dry eye disease is challenging, we still believe that diquafosol could potentially provide a valuable addition to the spectrum of treatments available to patients suffering from dry eye."

Inspire will host a conference call and live webcast today at 8:30 a.m. ET. To access the conference call, U.S. participants may call (877) 780-2276 and international participants may call (973) 582-2757. The conference ID number is 6788546. A live webcast and replay of the call will be available on Inspire's website at www.inspirepharm.com. A telephone replay of the conference call will be available until December 16, 2005. To access this replay, U.S. participants may call (877) 519-4471 and international participants may call (973) 341-3080. The conference ID number is 6788546.

About Inspire

Inspire is a biopharmaceutical company dedicated to discovering, developing and commercializing prescription pharmaceutical products in disease areas with significant commercial potential and unmet medical needs. Inspire has significant technical and scientific expertise in the therapy areas of ophthalmology and respiratory and is a leader in the field of P2 receptors which are important drug targets in various therapeutic areas, including ophthalmology, respiratory disease and cardiovascular disease. Inspire's U.S. specialty sales force promotes Elestat® (epinastine HCl ophthalmic solution) 0.05% and Restasis® (cyclosporine ophthalmic emulsion) 0.05%, ophthalmology products developed by Inspire's partner, Allergan, Inc. Elestat and Restasis are trademarks owned by Allergan, Inc.

Forward-Looking Statements

The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, the seasonality of Elestat, intellectual property rights, adverse litigation developments, adverse developments in the U.S. Securities and Exchange Commission (SEC) investigation, competitive products, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. We can make no assurances regarding the timing or outcome of any meeting with the FDA or Inspire's future steps in its diquafosol tetrasodium program. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the SEC. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

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